UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

_____________________________
Filed by the Registrant     ☒ Filed by a party other than the Registrant     ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Better Home & Finance Holding Company
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary material.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On August 28, 2026, Daniel Lewis, the Interim Chief Executive Officer of Better Home & Finance Holding Company (the "Company") posted the following messages on X (formerly known as Twitter).

On August 28, 2026, the Company posted the following message on X.

On August 28, 2026, the Company posted the following message, which Mr. Lewis also reposted on his X account on the same date.

On August 28, 2026, the Company posted the following message on X. On the same date, Mr. Lewis commented on the Company’s post, as reproduced below.

Better Home and Finance Company @SaveBETR

Let's ask AI!!!
Four AI models. One conclusion.
Claude, Gemini, Grok and OpenAI each analyzed the proxy materials from Better and Garg and concluded shareholders should support the current Board and reject Garg.
proxyanalyst.com/contests/BETR
$BETR @danielsethlewis @betrmortgage

Better Home & Finance Holding Co
BETR **$13.85** -5.07%

proxyanalyst.com
Better Home & Finance Holding Co (BETR) Proxy Contest ...
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3:45 PM · Aug 28, 2026 · **500** Views

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Daniel Lewis @danielsethlewis · Aug 28
AI said vote for this Board.
So do I.

1 115

On August 29, 2026, the Company posted the following message on X, which Mr. Lewis also reposted on his X account on the same date.

On August 30, 2026, the Company posted the following message on X, which Mr. Lewis also reposted on his X account on the same date.

Important Additional Information and Where to Find It

The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") a definitive consent revocation statement dated August 28, 2026, together with an accompanying WHITE consent revocation card, in opposition to the solicitation of written consents by Vishal Garg and the members of his group (collectively, the "Garg Group") seeking to remove members of the Company's Board of Directors. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain copies of the consent revocation statement, any amendments or supplements thereto and any other documents filed by the Company with the SEC free of charge at the SEC's website (www.sec.gov) and at the Company's investor relations website (investors.better.com).

Participants in the Solicitation

The Company, members of its Board of Directors and certain of its executive officers and employees may be deemed to be “participants” (as defined in Instruction 3 to Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of revocations of consent from the Company's stockholders in connection with the Garg Group's consent solicitation. Information regarding such persons and their direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the Company's definitive consent revocation statement, filed with the SEC on August 28, 2026, the Company’s definitive proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 30, 2026 (under the headings "Ownership of Our Common Stock," "Director Compensation" and "Executive Compensation"), in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 13, 2026, and in Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC on July 22, 2026 for each of Michael Farello (available here) and Hugh R. Frater (available here); May 21, 2026 for Vishal Garg (available here); August 6, 2026 for Daniel Lewis (available here); and July 22, 2026 for each of Arnaud Massenet (available here), Bhaskar Menon (available here), Prabhu Narasimhan (available here), and Harit Talwar (available here). To the extent any such person's holdings of the Company's securities have changed since the filings identified above, such changes have been or will be reflected in Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the consent revocation statement and other materials to be filed by the Company with the SEC. These documents may be obtained free of charge from the sources indicated above.

For investor relations related inquiries, please reach out to ir@better.com.
For press and media related inquiries, please reach out to comms@better.com.

Source: Better Home & Finance Holding Company